SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) Securities
                              Exchange Act of 1934

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           (as permitted by Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement

[X]      Definitive Additional Materials

[ ]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       REAL ESTATE ASSOCIATES LIMITED III

                (Name of Registrant as Specified in Its Charter)

                             BOND PURCHASE, L.L.C.

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

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[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11


         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transactions applies:


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             pursuant to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

         (4) Proposed maximum aggregate value of transaction:

         (5) Total Fee paid:

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee
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         statement number, or the Form or Schedule and the date of its filing.

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                              Bond Purchase, L.L.C.
                                 104 Armour Road
                        North Kansas City, Missouri 64116


                                  May 17, 2001


Dear Fellow Limited Partners:

   As the largest single holder of units in Real Estate Associates Limited III (the "Partnership"), we want to assure you that our interests are aligned with yours. To protect our interests and yours, we repeatedly have demanded that the current general partners, NAPICO and Casden Inc., disburse $5,500,000 of the Partnership's cash they have held for over two years. This amount has now grown to over $5,600,000 and is still being withheld. To protect our interests and yours, we repeatedly have demanded that the current general partners open the books and records of the Partnership as provided for in the Partnership agreement. To protect our interests and yours, we repeatedly have demanded that the current general partners pursue a more vigorous approach to selling the remaining Partnership assets and to put an end to their lucrative management arrangement. As the largest single holder of units in Real Estate Associates Limited III, you can be assured that our interests are aligned with yours.

          OUR PLAN FOR THE FUTURE OF REAL ESTATE ASSOCIATES LIMITED III

     - Distribute the cash on hand (nearly $1,000 per unit).

     - Reduce the management fee by at least 10%.

     - Review the Partnership's books and records (which we have been denied access to in direct violation of the Partnership agreement) to analyze alternatives to the status quo, including the liquidation of the Partnership.

                         NAPICO'S ATTEMPT TO CONFUSE YOU

   We urge you not to be confused by NAPICO's attempt to massage the facts.

   The current general partners maintain that over $5,600,000 is needed to negotiate the sale of the remaining Partnership assets. We disagree. We are gratified that they have publicly announced their intent "to eventually sell" the remaining Partnership interests. However, having made that statement in 1998, we would appreciate a clarification of how they define "eventually." Unfortunately, they have never publicly disclosed any concrete plan to sell the Partnership. The NAPICO plan can be summed up in one word "...eventually..." -- We suggest NAPICO has no plan.

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                 GIVEN NAPICO'S HISTORY WE HAVE GRAVE CONCERNS.

   Consider the facts: In the Century Hillcreste Limited Partnership, NAPICO and several of NAPICO's officers entered into an administrative cease and desist order with the SEC in connection with borrowing funds from the partnership's cash balances and not disclosing it in connection with their periodic public reporting obligations.

   Because our interests are aligned with yours we have continued to press for more disclosure from the general partners. We are convinced that only now, after our insistence, have the current general partners, NAPICO and Casden Inc., announced they intend to distribute $3,000,000 of Partnership cash before the end of this year. Unfortunately, when it comes to full disclosure, the current general partners still refuse to open the books and records of the Partnership as required by the Partnership agreement. What is there to hide and when will the remaining cash be distributed?

   More over, the current general partners claim we initiated this solicitation as retaliation for lawsuits filed by NAPICO against Mr. Johnson and others. That is not the case.

   Consider the facts: We initiated this solicitation to become the new general partner through our affiliate, New G.P., L.L.C. It is our intention to distribute the Partnership's cash, reduce management fees, and to gain access to the books and records of the Partnership. It is our contention that the lawsuit initiated by affiliates of NAPICO against us was in retaliation for our demand for repayment of $1,572,434 of cash we believe a NAPICO affiliate improperly took in June 1999 during the liquidation of the Century Hillcreste L.P. NAPICO paid its affiliate $1,572,434 in direct contradiction to the consent statement filed with the SEC. We want to prevent a similar experience when REAL ESTATE ASSOCIATES LIMITED III is liquidated.

                 NAPICO'S CONTINUING CAMPAIGN OF DISINFORMATION

NAPICO claims we tried to mislead investors with outdated and inaccurate information.

   Consider the facts: At the time our preliminary, definitive and amended filings were made with the SEC, our information was based on then current filings from the general partners.

NAPICO claims we failed to disclose limited partner tax liabilities in the Partnership.

   Consider the facts: Clearly, every limited partner will have different tax consequences from a liquidation of the Partnership. As stated in our original definitive filing dated March 12, 2001, and our amended filing dated March 20, 2001, "Considerations other than those identified, such as investment and tax considerations, exist which should be weighed in replacing the current general partners with New G.P."


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   Furthermore,  it is not  possible to assess each  individuals  tax  liability concerning the Partnership, without reviewing the books and records. Again, our disclosure is not at issue. Indeed, it is the current general partners, NAPICO and Casden Inc., which have refused to open the books and records of the Partnership as required by the Partnership agreement. What is there to hide?

   NAPICO's claim that they have not had any contact with us since October 25, 2000 with regard to our demand to review the Partnership's books and records is beyond our comprehension.

   Consider the facts:

     - We had a meeting with Charles Boxenbaum and Alan Casden at NAPICO's offices in December 2000 when we asked in person to see the books and records and were denied.

     - We have made written demands as recently as April, 2001.

     - We filed a lawsuit against NAPICO in California in April 2001 demanding access to the books and records of the Partnership.

                OTHER REASONS FOR REPLACING THE GENERAL PARTNERS

   We are pleased that management fees recently have been reduced. The total reduction reflects the sale of 20 limited partnerships over two years ago. With fewer properties in the Partnership, there are fewer properties on which to collect fees. However, the current general partners do not claim that the percentage rate charged has been reduced. We are committed to lowering management fees by at least 10% from their current levels.

   The current general partners claim their incentive to sell the remaining partnership interests is the significant fee they would receive for the sale. Given that any general partner would have the same incentive, we have an even greater incentive because we own a position that is more than 4 times larger than the current general partners. Our significantly larger investment than the investment of the current general partners is what more closely aligns our interest with yours.

   We are somewhat surprised to learn of the current general partners' assertion that we are somehow advantaged by purchasing units at a substantial discount to other investors. If true, it is more of a reflection of the current general partners' inability to maintain investor value. NAPICO's stewardship is hardly the stuff of financial wizardry or a premise on which they should expect your support.


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      We urge you to reject NAPICO and Casden Inc. as the general partner.
     Please cast your vote on the BLUE consent form and vote FOR a change.

                         [X] Vote FOR proposal number 1
                         [X] Vote FOR proposal number 2

   Regardless of the number of units you hold, your vote is very important. We are receiving overwhelming support from your fellow limited partners who have voted. However, we still need your vote. Please take this opportunity to mark, sign, date and return the enclosed BLUE consent form in the postage paid return envelope. Alternatively, you may fax your consent form toll free to 1.866.470.4300.

This letter is being mailed to limited partners on or about May 17, 2001.

Thank you for your continued support.

                                                     Very Truly Yours,


                                                     Bond Purchase, L.L.C.


                               ---- IMPORTANT ----

      Please be sure to mark, sign, date and return your BLUE consent form.
        We urge you not to sign any consent card which is sent to you by
                      Real Estate Associates Limited III.
                      If you execute a white consent card
         it will invalidate your consent to remove the general partners.

                  WE URGE YOU NOT TO SIGN A WHITE CONSENT CARD.

  If you have questions or need assistance in voting your units, please contact
      N.S. Taylor & Associates, Inc. who is assisting us with this matter:

                         N.S. Taylor & Associates, Inc.

                                 1.800.711.8662

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                               (Form of Consent)
                       Real Estate Associates Limited III
              a California Limited Partnership (the "Partnership")

                           CONSENT OF LIMITED PARTNER

          THIS CONSENT IS SOLICITED ON BEHALF OF BOND PURCHASE, L.L.C.

LIMITED PARTNERS WHO RETURN A SIGNED CONSENT BUT FAIL TO INDICATE THEIR APPROVAL OR DISAPPROVAL AS TO ANY MATTER WILL BE DEEMED TO HAVE VOTED TO APPROVE SUCH
MATTER.  THIS  CONSENT  IS  VALID  FROM THE DATE OF ITS  EXECUTION  UNLESS  DULY
REVOKED.

The undersigned has received the Consent Solicitation Statement dated March 13, 2001 as amended April 30, 2001, ("Consent Solicitation Statement") by Bond Purchase, L.L.C., a Missouri limited liability company ("Bond Purchase."), seeking the approval by written consent of the following proposals:

(1)  the  removal  of  the  current  general  partners,   National   Partnership
Investments Corp., a California corporation and Coast Housing Investments Associates, a California limited partnership; and

(2) the continuation of the Partnership and the election of New G.P. as the new general partner of the Partnership (which is conditioned on the approval of proposal (1) above).

Each of the undersigned, by signing and returning this Consent, hereby constitutes and appoints Bond Purchase, acting through its officers and employees as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions required under the Partnership Agreement in connection with this Consent and the Consent Solicitation Statement or in order to implement an approved proposal; and hereby votes all limited partnership interests of the Partnership held of record by the undersigned as follows for the proposals set forth above, subject to the Consent Solicitation Statement.

Proposal                                       FOR      AGAINST     ABSTAIN

1. Removal of General Partners                 [ ]        [ ]         [ ]

2. Continuation of the Partnership  and        [ ]        [ ]         [ ]
   election of new general partner,  New G.P.

(Please sign exactly as your name appears on the Partnership's records. Joint owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others acting in representative capacity should indicate the capacity in which they sign and should give FULL title, and submit appropriate evidence of authority to execute the Consent)


                                            Dated: _______________________, 2001
                                                (Important - please fill in)

                                              __________________________________
                                                                       Signature

                                              __________________________________
                                                                       Signature

                                              __________________________________
                                                                Telephone Number